Exhibit 99.2

YUCHENG TECHNOLOGIES TO BEGIN TRADING ON OVER-THE-COUNTER BULLETIN BOARD UNDER THE SYMBOLS YCHT.OB AND YCHTW.OB

NEW YORK, NEW YORK,  November 27, 2006 — In connection with the below described transaction and the change of its name from China Unistone Acquisition Corporation (OTC Bulletin Board: CUAQ) (“China Unistone”) to Yucheng Technologies Limited, the ordinary shares and warrants of Yucheng were admitted for trading on the Over-the-Counter Bulletin Board, and they began trading on that market on November 28, 2006, under the symbols YCHT.OB and YCHTW.OB, respectively.  The units will cease to trade separately, and will trade only as the ordinary share and warrant components.

Announcement of Merger Consummation

On November 24, 2006, China Unistone Acquisition Corporation, a Delaware corporation (OTC Bulletin Board: CUAQ) (“China Unistone”), a public company organized for the purpose of acquiring businesses in China, consummated a merger with Yucheng Technologies Limited, a British Virgin Islands company and wholly owned subsidiary of China Unistone (“Yucheng”), in which Yucheng was the surviving company.  At the same time, Yucheng acquired Ahead Billion Venture Limited (“Sihitech BVI”) and Port Wing Development Company Limited (“e-Channels BVI”) from their respective stock holders.  Sihitech BVI owns Beijing Sihitech Co. Ltd. and its subsidiaries, all of which operate in the Peoples Republic of China (“PRC”), and e-Channels BVI owns Beijing e-Channels Century Technology Co., Ltd., which operates in the PRC.  The merger of China Unistone and Yucheng and the acquisition of Sihitech BVI and e-Channels BVI were pursuant to a stock purchase agreement dated December 20, 2005, as amended (“Agreement”), among China Unistone, certain shareholders of China Unistone, Yucheng and the stockholders of Sihitech BVI and e-Channels BVI. At the closing of the merger and acquisition, the stockholders of Sihitech BVI and e-Channels BVI were issued an aggregate of 5,328,320 ordinary shares of Yucheng and paid an aggregate of $4,000,000, of which $250,000 was retained by China Unistone as security for its indemnification rights.

In the merger of China Unistone with and into Yucheng, the China Unistone stockholders received one ordinary share of Yucheng for each outstanding share of common stock of China Unistone that they held. In the merger, Yucheng assumed the other outstanding securities of China Unistone, including the common stock purchase warrants of China Unistone. The common stock purchase warrants will be exercisable exactly as before, except that ordinary shares of Yucheng now will be issued.  The stock and warrant certificates of China Unistone will continue to represent the ordinary shares and warrants of Yucheng, but a stockholder may exchange a China Unistone stock or warrant certificate for one representing the Yucheng shares or warrants at any time.  The equivalent of the certificate of incorporation and by-laws of Yucheng will govern the affairs of the corporation.  The China Unistone 2006 Performance Equity Plan, which was approved by the shareholders of China Unistone, was also assumed by Yucheng.

Questions and inquiries for further information may be directed to James Preissler, Chief Financial Officer and Secretary, of China Unistone Acquisition Corporation.  He can be reached via telephone at (646) 383-4832.

Forward Looking Statements

This press release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Forward looking

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statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of China Unistone’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: approval of the acquisition by the stockholders of the companies; the number and percentage of China Unistone stockholders voting against the proposed acquisition and seeking conversion; the number and percentage of China Unistone’s stockholders abstaining from any vote; the operating of a business in China; the competitive environment in the financial services industry in China, as well as other relevant risks detailed in China Unistone’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. China Unistone assumes no obligation to update the information contained in this press release.

Contact:
James Preissler
Chief Financial Officer and Secretary
China Unistone Acquisition Corporation
(646) 383-4832
jpreissler@cuacgroup.com

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